SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 18

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                            $ 34
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 12
       Class C                                             $ 3
       Class R                                             $ 2
       Institutional Class                                 $ 3

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                          0.5418
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                          0.4653
       Class C                                          0.4652
       Class R                                          0.5163
       Institutional Class                              0.5675

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                              83
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              31
       Class C                                               8
       Class R                                               5
       Institutional Class                                   5

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $9.78
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $9.79
       Class C                                           $9.79
       Class R                                           $9.78
       Institutional Class                               $9.78